Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 54 to File No. 33-96132) of TD Asset Management USA Funds Inc. of our report dated December 17, 2012, on the financial statements and financial highlights of TDAM Short-Term Bond Fund included in the 2012 Annual Report to shareholders.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

May 10, 2013